    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 12, 2000

                                                      REGISTRATION NO. 333-51118

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                            PRE-EFFECTIVE AMENDMENT
                                    NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------


                              CISCO SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   CALIFORNIA                                       77-0059951
        (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
         INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                             170 WEST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                JOHN T. CHAMBERS
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER

                              CISCO SYSTEMS, INC.
                             300 EAST TASMAN DRIVE
                           SAN JOSE, CALIFORNIA 95134
                                 (408) 526-4000
  (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
                          CODE, OF AGENT FOR SERVICE)

                                    COPY TO:
                            THERESE A. MROZEK, ESQ.
                        BROBECK, PHLEGER & HARRISON LLP
                             TWO EMBARCADERO PLACE
                                 2200 GENG ROAD
                          PALO ALTO, CALIFORNIA 94303
                                 (650) 424-0160

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this registration statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------
       TITLE OF EACH                 AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
    CLASS OF SECURITIES              TO BE             AGGREGATE OFFERING          AGGREGATE              REGISTRATION
     TO BE REGISTERED              REGISTERED          PRICE PER SHARE(1)       OFFERING PRICE(1)             FEE(2)
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par
  value per share..........        2,896,708               $51.66               $149,643,935.28            $39,506.00
---------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------



(1) The price of $51.65, the average of the high and low prices of Cisco's common stock on The Nasdaq National Market on November 29, 2000, is set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).



(2) Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

THE INFORMATION CONTAINED IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 12, 2000


PRELIMINARY PROSPECTUS


                                2,896,706 Shares

                              CISCO SYSTEMS, INC.

                                  Common Stock


     The 2,896,706 shares of our common stock offered by this prospectus were originally issued by us in connection with our acquisition of IPCell Technologies, Inc. All the shares of our common stock offered by this prospectus may be resold from time to time by us on behalf of certain of our shareholders. The shares were originally issued in a private offering made in reliance on Regulation D and/or Section 4(2) of the Securities Act of 1933.


     The prices at which such shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any of the proceeds from the sale of the shares.

     Our common stock is quoted on The Nasdaq National Market under the symbol "CSCO." On November 29, 2000, the last sale price of our common stock as reported on The Nasdaq National Market was $51.69.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE SECTIONS ENTITLED "RISK FACTORS" IN THE DOCUMENTS WE FILE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCES IN THIS PROSPECTUS FOR CERTAIN RISKS AND UNCERTAINTIES THAT YOU SHOULD CONSIDER.

                           -------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

               The date of this prospectus is December __, 2000.

                                TABLE OF CONTENTS


                                                            PAGE
                                                            ----
            Where You Can Find More Information...............1
            Incorporation of Certain Documents by Reference...1
            The Company.......................................2
            Plan of Distribution..............................2
            Selling Shareholders..............................5
            Use of Proceeds...................................6
            Legal Matters.....................................6
            Experts...........................................6

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements, or other information that we file at the Securities and Exchange Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our Securities and Exchange Commission filings are also available to the public from our web site at http://www.cisco.com or at the Securities and Exchange Commission's web site at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Securities and Exchange Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission under Section 13a, 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the time all of the securities offered by this prospectus are sold.

          (a) Cisco's Annual Report on Form 10-K for the fiscal year ended July 29, 2000, filed September 29, 2000;

          (b) The Registrant's Current Reports on Form 8-K filed on December 15, 1999 (as amended on Form 8-K/A filed on February 3, 2000 and on Form 8-K/A-1 filed on August 4, 2000), August 15, 2000, September 7, 2000, September 15, 2000, September 26, 2000, September 28, 2000, September 29, 2000, November 6, 2000, November 7, 2000, November 13, 2000 and November 15, 2000;

          (c) The description of Cisco Common Stock contained in its registration statement on Form 8-A filed January 11, 1990, including any amendments or reports filed for the purpose of updating such descriptions; and

          (d) The description of Cisco's Preferred Stock Purchase Rights, contained in its registration statement on Form 8-A filed on June 11, 1998, including any amendments or reports filed for the purpose of updating such description.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
        Investor Relations
        Cisco Systems, Inc.
        170 West Tasman Drive
        San Jose, CA 95134-1706
        408-526-4000

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this Prospectus.

                                  THE COMPANY

     Our principal executive offices are located at 170 West Tasman Drive, San Jose, California 95134-1706. Our telephone number is (408) 526-4000.

                              PLAN OF DISTRIBUTION


     We are registering all 2,896,706 shares on behalf of the selling shareholders. The selling shareholders named in the table below or pledgees, donees, transferees or other successors-in-interest selling shares received from a named selling shareholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus may sell the shares from time to time. The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The selling shareholders may effect such transactions by selling the shares to or through broker-dealers. Our common stock may be sold by one or more of, or a combination of, the following:


     - a block trade in which the broker-dealer so engaged will attempt to sell our common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction,

     - purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus,

     - an exchange distribution in accordance with the rules of such exchange,

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers, and

     - in privately negotiated transactions.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in the resales.

     The selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of our common stock or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders also may sell shares short and redeliver our common stock to close out such short positions. The selling shareholders may enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of our common stock. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell our common stock so loaned, or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

     Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from selling shareholders. Broker-dealers or agents may also receive compensation from the purchasers of our common stock for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with our common stock. Broker-dealers or agents and any other participating broker-dealers or the selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933 in connection with sales of the shares. Accordingly, any such commission, discount or concession received by them and any profit on the resale of our common stock purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933. Because selling shareholders may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 promulgated under the Securities Act of 1933 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities. There is no underwriter or coordinating broker acting in connection with the proposed sale of shares by selling shareholders.

     Our common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of such distribution. In addition, each selling shareholder will be subject to applicable provisions of the Exchange Act of 1934 and the associated rules and regulations under the Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling shareholders. We will make copies of this prospectus available to the selling shareholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of our common stock.

     We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act of 1933 upon being notified by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such supplement will disclose:

     - the name of each such selling shareholder and of the participating broker-dealer(s),

     - the number of shares involved,

     - the price at which such shares were sold,

     - the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable,

     - that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and

     - other facts material to the transaction.

     We will bear all costs, expenses and fees in connection with the registration of our common stock. The selling shareholders will bear all commissions and discounts, if any, attributable to the sales of the shares. The selling shareholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

                              SELLING SHAREHOLDERS

     The following table sets forth the number of shares owned by each of the selling shareholders. None of the selling shareholders has had a material relationship with us within the past three years other than as a result of the ownership of our common stock or other securities of ours or as a result of their employment with us as of the date of the closing of the acquisition of IPCell Technologies, Inc. No estimate can be given as to the amount of our common stock that will be held by the selling shareholders after completion of this offering because the selling shareholders may offer all or some of our common stock and because there currently are no agreements, arrangements or understandings with respect to the sale of any of our common stock. The shares offered by this prospectus may be offered from time to time by the selling shareholders named below.



                                                              NUMBER OF                      NUMBER OF
                                                                SHARES         PERCENT OF      SHARES
                                                             BENEFICIALLY     OUTSTANDING  REGISTERED FOR
NAME OF SELLING SHAREHOLDER                                    OWNED(1)         SHARES      SALE HEREBY(1)
---------------------------                                  ------------     -----------  --------------
Thomas S. Phillips                                                2,862            *            2,862
Kent Brandhorst                                                   7,156            *            7,156
Yifu Yang                                                         1,431            *            1,431
Amy Mitchell                                                     93,030            *           93,030
Prasad Praturi                                                  398,857            *          398,857
Kurapati 1999 Trust; Prasad Praturi, as Trustee                  28,624            *           28,624
Krishna Kurapati                                                404,640            *          404,640
Kasturi Narayanan                                                49,406            *           49,406
Tasvir Shah                                                      23,186            *           23,186
Sankara Manepali                                                 29,426            *           29,426
Krishna Prakash Bhat                                             29,426            *           29,426
David Espeniaub                                                  86,445            *           86,445
Stephen Deschaine                                                23,184            *           23,184
Allen Adams                                                     491,888            *          491,888
Kula Ramprasad Rai                                              299,701            *          299,701
Manish K. Agrawal                                                 1,431            *            1,431
David McDaniel                                                    5,295            *            5,295
Durga Prasad V. Velagapudi                                        1,431            *            1,431
Mark Scafidi                                                     20,896            *           20,896
Pravin Khandelwal                                                29,426            *           29,426
Jayant K. Mohanty                                                18,605            *           18,605
Haynes and Boone 1999 L.P.                                       29,578            *           29,578
Michael W. Barker                                               280,523            *          280,523
Blake R. Barker 1999 Trust; Marcia Barker, as Trustee            28,624            *           28,624
Scott W. Gibbs 1999 Trust; Mike Barker, as Trustee                8,587            *            8,587
Reid M. Barker 1999 Trust; Mike Barker, as Trustee               28,624            *           28,624
Nandita Rajagopalan                                               1,073            *            1,073
Lung-Wen Wei                                                     17,746            *           17,746
Rai 1999 Trust; Prasad Praturi, as Trustee                       28,624            *           28,624
Praturi 1999 Trust; Krishna Kurapati, as Trustee                 35,781            *           35,781
StarTech Seed Fund I, L.P.                                      177,473            *          177,473
StarTech Business Development, LLC                               95,415            *           95,415
Crescendo III, L.P.                                             112,648            *          112,648
Crescendo III, GbR                                                2,317            *            2,317
Crescendo III, Executive Fund L.P.                                3,347            *            3,347
                                                              ---------                     ---------
Totals                                                        2,896,706                     2,896,706


-------------------------
 *  Represents beneficial ownership of less than one percent.

(1) This registration statement also shall cover any additional shares of common stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.


                                 LEGAL MATTERS

     The validity of our common stock offered hereby will be passed upon for us by Brobeck, Phleger & Harrison LLP, Palo Alto, California.

                                    EXPERTS

     Our consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended July 29, 2000, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

     PricewaterhouseCoopers LLP ("PWC"), our independent accountants, has notified us that PWC is engaged in discussions with the Securities and Exchange Commission following an internal review by PWC, pursuant to an administrative settlement with the Securities and Exchange Commission, of PWC's compliance with auditor guidelines. PWC has advised us that we are one of the companies affected by such discussions. We are not involved in the discussions between the Securities and Exchange Commission and PWC and cannot predict the result of those discussions.

================================================================================

We have not authorized any person to make a statement that differs from what is in this prospectus. If any person does make a statement that differs from what is in this prospectus, you should not rely on it. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state in which the offer or sale is not permitted. The information in this prospectus is complete and accurate as of its date, but the information may change after that date.




================================================================================

                               CISCO SYSTEMS, INC.




                                2,896,706 SHARES

                                 OF COMMON STOCK



                                  ------------
                                   PROSPECTUS
                                  ------------






                               DECEMBER __, 2000


================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Registration Fee.........   $39,506.00
Legal Fees and Expenses.....................................    15,000.00
Accounting Fees and Expenses................................     5,000.00
Printing Fees...............................................     5,000.00
Transfer Agent Fees.........................................     5,000.00
Miscellaneous...............................................    11,000.00
                                                               ----------
  Total.....................................................   $80,506.00
                                                               ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 317 of the California Corporations Code authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit indemnification, including reimbursement of expenses incurred, under certain circumstances for liabilities arising under the Securities Act of 1933. Our Restated Articles of Incorporation, as amended, and Amended Bylaws provide for indemnification of our directors, officers, employees and other agents to the maximum extent permitted by the California Corporations Code. In addition, we have entered into indemnification agreements with each of its directors and officers.

ITEM 16. EXHIBITS


     2.1*   Agreement of Merger dated as of October 30, 2000 by and between
            Cisco Systems, Inc. and IPCell Technologies, Inc.
     4.1    Amended and Restated Articles of Incorporation of Cisco Systems,
            Inc., as currently in effect (incorporated by reference to our
            Annual Report on Form 10-K filed on September 25, 1998 and our
            Quarterly Report on Form 10-Q filed on June 13, 2000)
     4.2    Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect (incorporated by reference to our Quarterly Report on Form
            10-Q filed on December 14, 1999)
     4.3    Rights Agreement between Cisco Systems, Inc. and Bank Boston, N.A., dated as of June 10, 1998, as amended (incorporated by reference to our Current Report on Form 8-K filed on June 11, 1998 and our Annual
            Report on Form 10-K filed on September 29, 2000)
     5.1*   Opinion of Brobeck, Phleger & Harrison LLP
    23.1*   Consent of PricewaterhouseCoopers LLP, Independent Accountants
    23.2*   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1)
    24.1*   Power of Attorney (included on Page II-3 of this
            registration statement)



* Previously filed.


ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement, or the most recent post-effective amendment thereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and therefore is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Jose, State of California, on this 12th day of December, 2000.


                                          CISCO SYSTEMS, INC.


                                          By               *

                                            ------------------------------------
                                                      John T. Chambers
                                                 President, Chief Executive
                                                    Officer and Director




     Pursuant to the requirements of the Securities Act of 1933, as amended, this amendment to the registration statement has been signed below by the following persons on behalf of Cisco and in the capacities and on the dates indicated:


                SIGNATURES                                    TITLE                         DATE
                ----------                                    -----                         ----
                  *                          President, Chief Executive Officer and    December 12, 2000
------------------------------------------   Director (Principal Executive Officer)
             John T. Chambers

         /s/ Larry R. Carter                  Senior Vice President, Finance and       December 12, 2000
------------------------------------------   Administration, Chief Financial Officer,
             Larry R. Carter                    Secretary and Director (Principal
                                                Financial and Accounting Officer)

                  *                            Chairman of the Board and Director      December 12, 2000
------------------------------------------
            John P. Morgridge

                  *                                Vice Chairman and Director          December 12, 2000
------------------------------------------
           Donald T. Valentine

                  *                                         Director                   December 12, 2000
------------------------------------------
             James F. Gibbons

                  *                                         Director                   December 12, 2000
------------------------------------------
              Steven M. West

                  *                                         Director                   December 12, 2000
------------------------------------------
             Edward R. Kozel

                SIGNATURES                                    TITLE                        DATE
                ----------                                    -----                        ----
                    *                                       Director                   December 12, 2000
------------------------------------------
              Carol A. Bartz

                    *                                       Director                   December 12, 2000
------------------------------------------
             James C. Morgan

                    *                                       Director                   December 12, 2000
------------------------------------------
               Mary Cirillo

                    *                                       Director                   December 12, 2000
------------------------------------------
                Arun Sarin

                    *                                       Director                   December 12, 2000
------------------------------------------
                Jerry Yang

*By:       /s/ LARRY R. CARTER
------------------------------------------
               Larry R. Carter
               Attorney-in-fact

                               INDEX TO EXHIBITS


EXHIBIT
NUMBER                           EXHIBIT TITLE
-------                          -------------
  2.1*   Agreement of Merger dated as of October 30, 2000 by and between
         Cisco Systems, Inc. and IPCell Technologies, Inc.
  4.1    Amended and Restated Articles of Incorporation of Cisco Systems,
         Inc., as currently in effect (incorporated by reference to our
         Annual Report on Form 10-K filed on September 25, 1998 and our
         Quarterly Report on Form 10-Q filed on June 13, 2000)
  4.2    Amended and Restated Bylaws of Cisco Systems, Inc., as currently in effect (incorporated by reference to our Quarterly Report on Form
         10-Q filed on December 14, 1999)
  4.3    Rights Agreement between Cisco Systems, Inc. and Bank Boston, N.A., dated as of June 10, 1998, as amended  (incorporated by reference to our Current Report on Form 8-K filed on June 11, 1998 and our Annual
         Report on Form 10-K for the fiscal year ended July 29, 2000, filed
         September 29, 2000)
  5.1*   Opinion of Brobeck, Phleger & Harrison LLP
 23.1*   Consent of PricewaterhouseCoopers LLP, Independent Accountants
 23.2*   Consent of Brobeck, Phleger & Harrison LLP (included in Exhibit 5.1)
 24.1*   Power of Attorney (included on Page II-3 of this
         registration statement)



* Previously filed.